TRAVELERS MARKETLIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


ILLUSTRATED CONTRACT INSURED

   Male age 41 preferred nonsmoker
   $279,000 Face Amount with Death Benefit Option 1
   $2,500.00 planned annual premium paid annually on the policy anniversary

   12% Hypothetical Gross Annual Investment Option Return
   Current Cost-of-Insurance Rates

POLICY VALUE

   ENDING        [Beginning Policy Value + Net Premium - Monthly Deduction -
   POLICY        COI Deduction] X
   VALUE      =  Net Investment Factor



              =  [$8,921.78 + $2,375.00 - $0.00 - $64.91]   X   1.00828669

              =  $11,324.94

   Derivation of Investment Option Return: 11.31%

                 Gross Investment Option Rate of Return:   12.00%
         LESS    Assumed Asset Charges: *                   0.69%
                                                           ------
                                                           11.31%

     * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

   PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

   NET PREMIUM   =     Gross Premium       LESS   Premium Expense Charge
                 =              $2,500     LESS   $2,500.00 x 5.00%
                 =              $2,375

          i)   Premium Expense Charge equals 5.00% of Gross premiums received.

   MONTHLY
   DEDUCTION     =         Policy Fee + Administrative Expense Charge
                 =                       $0.00          +          $0.00
                 =                       $0.00

          ii)  Policy Fee for this example is $0.00

          iii) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

               Administrative Expense Charge   =   $0.00

   COI
   DEDUCTION     =  Net Amount at Risk        X          COI Rate
                 =  $266,792.83               X          0.00024330000
                 =  $64.91

                              TRAVELERS MARKETLIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

          iv)  The Currect monthly Cost-of-Insurance rate is 0.00024330000

               Subtotal 1     =    Beginning Policy Value           PLUS
                                   Net Premium                      LESS
                                   Monthly Deduction

                              =        $8,921.78 PLUS
                                       $2,375.00 LESS
                                           $0.00

                              =       $11,296.78

               Subtotal 2     =    Corridor Percentage  X  Subtotal 1
                              =           2.15          X   $8,921.78
                              =    $19,181.83

               Minimum

               Death          =    The greater of Subtotal 2 and the Face Amount
               Benefit
                              =    The greater of $19,181.83 and $279,000.00

                              =    $279,000.00

               Net Amount     =    Minimum Death Benefit / 1.0040741  LESS
               at Risk             Subtotal 1

                              =             $278,089.61 LESS
                                            $11,296.78

                              =    $266,792.83

   NET INVESTMENT FACTOR

          The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

          We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

          A is: 1. The net asset value per share of Fund held in the Investment
                Option as of the Valuation Date; PLUS

                2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS

                3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

          B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS

                2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

          C is the applicable Investment Optiuon deduction for the Valuation Period.

          For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

     v)   The currect year Mortality and Expense (M&E) charge is 0.9%

          Net
          Investment   =   [1 + Investment Option Return - Current Year M&E
          Factor                                                       (1/12)
                                                                Charge]

                       =   [1 + 11.31% - 0.9%]^(1/12)

                       =   1.00828669

                              TRAVELERS MARKETLIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


          The following is a detailed representation of the interim policy value calculations during Policy Year 5:


                    BEGINNING                                         NET     ENDING
   POLICY  POLICY      POLICY       NET    MONTHLY        COI  INVESTMENT     POLICY
    YEAR    MONTH       VALUE   PREMIUM  DEDUCTION  DEDUCTION      FACTOR      VALUE
    ----    -----       -----   -------  ---------  ---------      ------      -----

     5        1      8,921.78    $2,375       0.00      64.86  1.00828669  11,325.00
     5        2     11,325.00        $0       0.00      64.85  1.00828669  11,353.46
     5        3     11,353.46        $0       0.00      64.84  1.00828669  11,382.16
     5        4     11,382.16        $0       0.00      64.84  1.00828669  11,411.11
     5        5     11,411.11        $0       0.00      64.83  1.00828669  11,440.30
     5        6     11,440.30        $0       0.00      64.82  1.00828669  11,469.74
     5        7     11,469.74        $0       0.00      64.81  1.00828669  11,499.44
     5        8     11,499.44        $0       0.00      64.81  1.00828669  11,529.39
     5        9     11,529.39        $0       0.00      64.80  1.00828669  11,559.59
     5       10     11,559.59        $0       0.00      64.79  1.00828669  11,590.05
     5       11     11,590.05        $0       0.00      64.79  1.00828669  11,620.77
     5       12     11,620.77        $0       0.00      64.78  1.00828669  11,651.76

SURRENDER VALUE

     Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.

   Surrender              Surrender               Initial
   Charge           =     Charge per              Face
   (Per $1,000)           $1,000 of        x      Amount
                          Face Amount             per $1,000


                    =     $3.63            x      $279

                    =     $1,012.77

   Surrender

   Charge           =     The lesser of A, B, or C where,
   (Per Premium)

                              A = 6% of the amount of Cash Value being
                                  surrendered; or

                                = 6% x $11,651.76

                                = $699.11

                              B = 6% of the amount of premiums actually paid
                                  within the five years preceding the surrender; or

                                = 6% x 5 x $2,500.00

                                = $750.00

                              C = 9% of the total Annual Minimum Premiums for
                                  each full or partial Policy Year during the five years preceding the surrender, whether paid or not.

                                = 9% x Minimum Premium (See Appendix A, "Annual
                                  Minimum Premiums")

                                = 9% x $20,150.78

                                = $1,813.57

                    =    The lesser of $699.11 or $750.00 or $1,813.57.

                    =    $699.11

   Surrender             Ending Policy   Surrender Charge    Surrender Charge
   Value            =    Value         - (Per $1,000)     -  (Per Premium)

                    =    $11,651.76    - $1,012.77        -          $699.11

                    =    $9,939.88

                              TRAVELERS MARKETLIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


DEATH BENEFITS

         For death benefit option 1, the death benefit equals the greater of:

                  a)  Face amount on the date of death, or

                  b) The percentage of the policy value shown in compliance with Federal Law Provisions

         For our example, the percentage of the policy value in compliance with Federal Law Provisions is 215%.

   Death
   Benefit at    =  The greater of (215% x End of Year Policy Value) or
   the End of       $279,000.00
   Year 5

                 =  The greater of $25,051.27 or $279,000.00

                 =  $279,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

     Monthly Cost-of-Insurance rates vary by policy year.
     M&E charge is 0.90% for the first 15 years and 0.25% thereafter.
     Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0.
     The rates for the 41 year old illustrated are outlined as follows:


                  Surrender       Surrender                    Surrender         Surrender
                     Charge          Charge                       Charge            Charge
   Policy     Per $1,000 of   Per $1,000 of    Policy      Per $1,000 of     Per $1,000 of
    Year               Face       Premium *     Year                Face         Premium *

      1               $6.05          $47.23      6                 $3.03           $300.00
      2               $5.45          $98.34      7                 $2.42           $300.00
      3               $4.84         $153.81      8                 $1.82           $300.00
      4               $4.24         $214.12      9                 $1.21           $300.00
      5               $3.63         $279.64      10                $0.61           $300.00

          *    Assumes level premiums paid annually all years

     Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.